UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Kiromic BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒     No fee required

☐     Fee paid previously with preliminary materials

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) an 0-11

Kiromic BioPharma, Inc.

7707 Fannin Street, Suite 140

Houston, TX 77054

ADDITIONAL DEFINITIVE PROXY MATERIAL

On July 17, 2023, Kiromic BioPharma, Inc. (the “Company”) announced that its Board of Directors has approved an amendment and restatement of the Company’s Bylaws to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the shares issued and outstanding and entitled to vote at a meeting of stockholders. The quorum requirement was also applied retroactively to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday July 25, 2023, beginning at 9:00 a.m. Central Time at the Company’s offices, located at 7707 Fannin Street, Suite 140, Houston, TX 77054.

To date, the holders of approximately 26% of our outstanding shares have cast proxies to vote at the Annual Meeting, and such votes are supportive of the proposals submitted to stockholders. If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document amends and supplements the Proxy Statement for the Annual Meeting, dated and originally sent to stockholders on June 20, 2023, to reflect the new quorum requirement applicable to the Annual Meeting.

The following Question and Answer is added to the Proxy Statement:

What constitutes a quorum at the Annual Meeting?

The presence, by registering and participating in the Annual Meeting or by submitting a proxy, of the holders of one-third (33.33%) of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting.

The record date for the Annual Meeting remains as June 9, 2023.

Your Vote is Important

You can vote at the Annual Meeting by attending the meeting, which is being held virtually on Tuesday, July 25, 2023, beginning at 9:00 a.m. Central time, or voting by proxy in advance. Please see below for information regarding voting by proxy.

●Stockholders of Record

For your convenience, record holders of our common stock have four methods of voting:

1.	Vote by internet. The website address for internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Attend and vote at the Annual Meeting.
4.	Vote by phone. The proxy phone number for voting by telephone is on your proxy card.
●Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have four methods of voting:

1.	Vote by internet. The website address for internet voting is on your vote instruction form.
2.	Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in Person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.
4.	Vote by phone. The telephone number for voting by phone is on your vote instruction form.
●If you are a beneficial owner of shares, you can also provide discretionary authority to your brokerage firm, bank or other nominee to vote your shares by following the directions provided to you by such brokerage firm, bank or other nominee.

Whether you plan to participate in the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted.